LANCASTER & DAVID                                        Incorporated Partners
------------------                                       David E. Lancaster, CA
CHARTERED ACCOUNTANTS                                    Michael J. David, CA




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the inclusion of our Independent Auditors' Report dated April 16, 2002, on the financial statements of Big Bar Gold Corporation as at December 31, 2001 in the Company's Registration Statement on Form 20-F dated December 19, 2002 when such financial information is read in conjunction with the financial statements referred to in our Report.


"Lancaster & David"  signed

Chartered Accountants


Vancouver, Canada
December 19, 2002




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